Exhibit 99.1
News Media contact: Nicole Ducouer (336) 986-7090
Analysts and Investors contact: T.C. Robillard (336) 519-2115

HanesBrands Announces Third-Quarter 2024 Results
Raises Full-Year and Fourth-Quarter Operating Profit, EPS, and Cash Flow Outlook
On Track to Pay Down $1 Billion of Debt in Second-Half 2024

•Reports net sales at the mid-point of expected range with operating profit and earnings per share (EPS) above the high-end of expected range.
•Raises full-year and fourth-quarter 2024 operating profit, earnings per share, and operating cash flow guidance due to year-to-date performance and strong visibility to continued margin improvement. Expects net sales at the mid-point of its prior guidance range.
•Net sales were $937 million; consistent with prior year on an organic constant currency basis.
•GAAP and Adjusted gross margins were 41.7% and 41.8%, respectively, an increase of 530 and 525 basis points, respectively, compared to prior year.
•GAAP and Adjusted operating margins were 11.0% and 13.0%, respectively, an increase of 255 and 435 basis points, respectively, compared to prior year.
•Increased GAAP and Adjusted EPS 550% and 850%, respectively, compared to prior year.
•Generated cash flow from operations of $92 million in the quarter and $197 million year-to-date.
•Further reduced leverage to 4.3 times net debt-to-adjusted EBITDA, 1.2 times lower than prior year.
•Completed sale of the global Champion business, subsequent to the third-quarter. On track to pay down approximately $1 billion of debt in the second-half of 2024, with approximately $870 million paid down as of the end of October.

WINSTON-SALEM, N.C. (November 7, 2024) – HanesBrands Inc. (NYSE: HBI), a global leader in iconic apparel brands, today announced results for the third-quarter 2024.

“We delivered another strong quarter with operating profit, earnings per share, and cash flow results that exceeded our expectations. In addition, we have further reduced our leverage, expect a return to revenue growth in the fourth quarter, and raised our full-year outlook for profit and cash flow,” said Steve Bratspies, CEO. “Our strategic actions to create a more focused, simplified business are working. We are driving a step-function change in our cost structure, increasing operational efficiencies, reducing inventory, and freeing up capital to invest in growth. We expect the benefits of these actions to ramp over the next several quarters, giving us visibility and confidence to deliver continued margin improvement, cash generation, and debt reduction through 2025.”

Third-Quarter 2024 Results
Net Sales from continuing operations were $937 million.
•Net sales decreased 2.5% compared to the prior year, with approximately 180 basis points due to the divestiture in the prior year of the U.S. Sheer Hosiery business and approximately 75 basis points due to the unfavorable impact from foreign exchange rates.
•On an organic constant currency basis, net sales were consistent with prior year (Table 2-B).
Gross Profit and Gross Margin increased year-over-year driven by lower input costs as the Company continues to anniversary the impact from peak inflation, the benefits from its cost savings initiatives, and the benefits from its assortment management initiative.
•In the quarter, the Company continued its consolidation and other optimization actions in its supply chain to lower fixed cost, increase efficiencies, and further improve customer service and in-stocks with lower levels of inventory. The Company expects these actions to drive continued benefits in the fourth quarter 2024 and through 2025.
•Gross Profit and Adjusted Gross Profit were $390 million and $392 million, respectively, an increase over prior year of 12% and 11%, respectively.
•Gross Margin and Adjusted Gross Margin increased approximately 530 and 525 basis points, respectively, to 41.7% and 41.8%, respectively.
•Adjusted Gross Profit and Adjusted Gross Margin exclude certain costs related to restructuring and other action-related charges (Table 6-A).
Selling, General and Administrative (SG&A) Expenses, as a percentage of net sales, increased over prior year driven primarily by a 150 basis point increase in brand investments, which was partially offset by benefits from cost savings initiatives and disciplined expense management.
•In the quarter, the Company accelerated strategic actions to improve its processes. These actions are driving a step-function change in the Company’s cost structure, including reducing corporate headcount and overhead, to lower fixed cost and fund growth-related investments in its brands. The Company expects the savings from these actions to continue to build over the next several quarters.
•SG&A Expenses were $287 million, or 30.7% of net sales, which represents an increase over prior year of 7% and 270 basis points, respectively.
•Adjusted SG&A Expenses were $269 million, or 28.7% of net sales, which represents an increase of nearly 1% and 90 basis points, respectively.
•Adjusted SG&A Expenses exclude certain costs related to restructuring and other action-related charges (Table 6-A).
Operating Profit and Operating Margin increased over prior year driven by gross margin improvement, which supported a 150 basis point increase in brand investments.
•Operating Profit increased 27% to $103 million and Operating Margin increased 255 basis points to 11.0% as compared to prior year.
•Adjusted Operating Profit increased 46% to $122 million and Adjusted Operating Margin increased 435 basis points to 13.0% as compared to prior year.

•Adjusted Operating Profit and Adjusted Operating Margin exclude certain costs related to restructuring and other action-related charges (Table 6-A).
Interest Expense and Other Expenses of $58 million decreased approximately $8 million as compared to prior year. The decrease was driven by lower interest expense as a result of lower debt balances.
Tax Expense was $13 million as compared to $21 million in the prior year period.
•Effective Tax Rate was 27.9% as compared to 139.1% in third-quarter 2023.
•Adjusted Tax Rate was 19.5% as compared to 141.8% last year.
•The Company's effective tax rate for 2024 and 2023 is not reflective of the U.S. statutory rate due to valuation allowances against certain net deferred tax assets.
Income from continuing operations totaled $32 million, or $0.09 per diluted share in third-quarter 2024. This compares to a loss from continuing operations of $(6) million, or $(0.02) per diluted share, in third-quarter 2023. Adjusted Income from continuing operations totaled $52 million, or $0.15 per diluted share. This compares to an adjusted loss from continuing operations of $(8) million, or $(0.02) per diluted share, in third-quarter 2023.
See the Note on Adjusted Measures and Reconciliation to GAAP Measures later in this news release for additional discussion and details of actions, which include restructuring and other action-related charges.
Third-Quarter 2024 Business Segment Summary
•U.S. net sales decreased 1% as compared to prior year. Despite the anticipated total market decline in the quarter, the Company’s strategy of consumer-centricity is working. The Company’s point-of-sale trends have outperformed the total market year-to-date as increased brand investments and product innovation in its Hanes, Maidenform and Bali brands are driving permanent retail space and market share gains, particularly with younger consumers.
Operating margin of 22.1% increased approximately 665 basis points over prior year. The increase was driven by lower input costs, favorable product mix, and benefits from cost savings initiatives, which helped fund a 55% increase in brand investments to drive consumer demand behind new product innovation in both Men’s and Women’s.
•International net sales increased 1% on a reported basis, which included a $7 million headwind from unfavorable foreign exchange rates. International sales increased 4% on a constant currency basis compared to prior year as sales grew in the Americas and Asia and were consistent with prior year in Australia as the Company begins to anniversary the worst of Australia’s macroeconomic-driven headwinds.
Operating margin of 14.2% increased approximately 465 basis points compared to prior year driven primarily by lower input costs and benefits from cost savings initiatives.

Cash Flow, Balance Sheet and Liquidity
•Total liquidity position at the end of third-quarter 2024 was more than $1.4 billion, consisting of $317 million of cash and equivalents and approximately $1.1 billion of available capacity under the Company’s credit facilities.
•Based on the calculation as defined in the Company’s senior secured credit facility, the Leverage Ratio at the end of third-quarter 2024 was 4.3 times on a net debt-to-adjusted EBITDA basis, which was below its third-quarter 2024 covenant of 6.63 times and below prior year’s 5.5 times (See Table 6-B). Subsequent to the end of third-quarter 2024, the Company paid down an additional approximately $870 million of debt in October 2024.
•Inventory at the end of third-quarter 2024 of $928 million decreased 13%, or $138 million, year-over-year. The year-over-year decrease was driven predominantly by the benefits of its inventory management capabilities, including SKU discipline and lifecycle management, lower input costs as the Company continued to anniversary the impact from peak inflation, and improving sales trends.
•Cash Flow from Operations was $197 million year-to-date at the end of the third-quarter 2024 as compared to $287 million last year. Free Cash Flow year-to-date was $165 million at the end of the third-quarter 2024 as compared to $252 million last year.
Closes Sale of Global Champion Business
Subsequent to the end of the third-quarter 2024 and as previously announced on September 30, 2024, the Company completed the sale of the intellectual property and certain operating assets of the global Champion business to Authentic Brands Group.
Fourth-Quarter and Full-Year 2024 Financial Outlook
Guidance metrics are based on continuing operations.
The Company is providing guidance on tax expense due to the expected fluctuation of its quarterly tax rate, stemming from the deferred tax reserve matter previously disclosed in fourth-quarter 2022. Importantly, the reserve does not impact cash taxes. Some portion of the reserve may reverse in future periods.
The Company closed the sale of its U.S. Sheer Hosiery business on September 29, 2023. For the full year 2023, its U.S. Sheer Hosiery business generated $50 million of net sales and an operating loss of $(2) million.
For fiscal year 2024, which ends on December 28, 2024, the Company currently expects:
•    Net sales from continuing operations of approximately $3.61 billion, which includes projected headwinds of approximately $50 million from last year’s U.S. Sheer Hosiery divestiture and approximately $42 million from changes in foreign currency exchange rates. This represents an approximate 4% decrease as compared to prior year on a reported basis and an approximate 2% decrease on an organic constant currency basis.
•    GAAP operating profit from continuing operations of approximately $174 million.

•    Adjusted operating profit from continuing operations of approximately $417 million, which includes a projected headwind of approximately $8 million from changes in foreign currency exchange rates.
•    Pretax charges for restructuring and other action-related charges of approximately $243 million.
•    GAAP and Adjusted Interest expense of approximately $195 million, which reflects the pay down of debt from the use of net proceeds from the Champion sale and internal cash generation.
•    GAAP Other expenses of approximately $53 million, which includes approximately $10 million of accelerated amortization of debt issuance costs. Adjusted Other expenses of approximately $43 million.
•    GAAP and Adjusted Tax expense of approximately $40 million, which includes a net tax benefit primarily related to a release of certain tax reserves.
•    GAAP loss per share from continuing operations of approximately $(0.32).
•    Adjusted earnings per share from continuing operations of approximately $0.39.
•    Cash flow from operations of approximately $250 million.
•Capital investments of approximately $50 million, consisting of approximately $40 million of capital expenditures and approximately $10 million of cloud computing arrangements. Per GAAP, capital expenditures are reflected in cash from investing activities and certain cloud computing arrangements are reflected in Other Assets within cash flow from operating activities. The approximate $10 million of cloud computing arrangements is factored into the full year cash flow from operations guidance of approximately $250 million.
•    Free cash flow of approximately $210 million.
•    Fully diluted shares outstanding of approximately 355 million.
For fourth-quarter 2024, which ends on December 28, 2024, the Company currently expects:
•    Net sales from continuing operations of approximately $900 million, which includes projected headwind of approximately $4 million from changes in foreign currency exchange rates. This represents an approximate 2% increase as compared to prior year on a reported basis and an approximate 3% increase on an organic constant currency basis.
•    GAAP operating profit from continuing operations of approximately $95 million.
•    Adjusted operating profit from continuing operations of approximately $115 million, which includes a projected headwind of approximately $1 million from changes in foreign currency exchange rates.
•    Pretax charges for restructuring and other action-related charges of approximately $20 million.

•    GAAP and Adjusted Interest expense of approximately $45 million, which reflects the pay down of debt from the use of net proceeds from the Champion sale and internal cash generation.
•    GAAP Other expenses of approximately $24 million, which includes approximately $10 million of accelerated amortization of debt issuance costs. Adjusted Other expenses of approximately $14 million.
•    GAAP and Adjusted Tax expense of approximately $5 million, which includes a net tax benefit primarily related to a release of certain tax reserves.
•GAAP earnings per share from continuing operations of approximately $0.06.
•Adjusted earnings per share from continuing operations of approximately $0.14.
•Fully diluted shares outstanding of approximately 357 million.
HanesBrands has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/FAQ.

Note on Adjusted Measures and Reconciliation to GAAP Measures
To supplement financial results prepared in accordance with generally accepted accounting principles, the Company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted diluted earnings (loss) per share from continuing operations, adjusted income (loss) from continuing operations, adjusted income tax expense, adjusted income (loss) from continuing operations before income taxes, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted interest expense and adjusted other expenses, net debt, leverage ratio and free cash flow.
Adjusted EPS is defined as diluted earnings (loss) per share from continuing operations excluding actions and the tax effect on actions. Adjusted income (loss) from continuing operations is defined as income (loss) from continuing operations excluding actions and the tax effect on actions. Adjusted tax expense is defined as income tax expense excluding actions. Adjusted income (loss) from continuing operations before income taxes is defined as income (loss) from continuing operations before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted interest expense is defined as interest expense excluding actions. Adjusted other expenses is defined as other expenses excluding actions and adjusted tax rate is defined as adjusted tax expense divided by adjusted income (loss) from continuing operations before income tax.
Charges for actions taken in 2024 and 2023, as applicable, include the supply chain restructuring and consolidation, corporate asset impairment, headcount actions and related severance charges, professional services, technology charges, gain/loss on sale of business and classification of assets held for sale, loss on extinguishment of debt, gain on final settlement of cross currency swap contracts and the tax effects thereof.

While these costs are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.
HanesBrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of our supply chain restructuring and consolidation and other actions that are deemed to be material stand-alone initiatives apart from the Company’s core operations. HanesBrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution of any of the aforementioned actions taken.
The Company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as net income (loss) before the impacts of discontinued operations, interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding (x) restructuring charges related to our supply chain restructuring and consolidation, and other action-related charges described in more detail in Table 6-A and (y) certain other losses, charges and expenses as defined in the Consolidated Net Total Leverage Ratio under its Fifth Amended and Restated Credit Agreement, dated November 19, 2021, as amended (the “Credit Agreement”) described in more detail in Table 6-B. HanesBrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.
Net debt is defined as the total of current debt, long-term debt, and borrowings under the accounts receivable securitization facility (excluding long-term debt issuance costs and debt discount and borrowings of unrestricted subsidiaries under the accounts receivable securitization facility) less (x) other debt and cash adjustments and (y) cash and cash equivalents. Leverage ratio is the ratio of net debt to adjusted EBITDA as it is defined in our Credit Agreement.
The Company defines free cash flow as net cash from operating activities less capital expenditures. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. The Company defines organic net sales as net sales excluding those derived from businesses acquired or divested within the previous 12 months of the reporting date.
HanesBrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the Company’s reported operating results, HanesBrands also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The Company uses constant currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation.
To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

HanesBrands believes constant currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the Company’s businesses. The Company defines organic constant currency sales as net sales excluding those derived from businesses acquired or divested within the previous 12 months of the reporting date and also excluding the impact of translating foreign currencies into U.S. dollars as discussed above.
Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.
Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the supplemental financial information included with this news release.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains certain information that may constitute forward-looking statements, as defined under U.S. federal securities laws. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “could,” “will,” “expect,” “outlook,” “potential,” “project,” “estimate,” “future,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements with respect to our intent, belief and current expectations about our strategic direction, prospects and future results are forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from those implied or expressed by such statements. These risks and uncertainties include, but are not limited to, our ability to realize the expected benefits from the sale of the global Champion business, which was completed subsequent to our third quarter on September 30, 2024; our ability to successfully operate the Champion business in certain sectors and geographies through a transition period ending on January 31, 2025, and to execute, and realize the expected benefits, successfully, or at all, from the sale of certain remaining assets of the global Champion business at the end of this transition period; our ability to successfully implement our strategic plans, including our supply chain restructuring and consolidation and other cost savings initiatives; trends associated with our business; the rapidly changing retail environment and the level of consumer demand; the effects of any geopolitical conflicts (including the ongoing Russia-Ukraine conflict and Middle East conflicts) or public health emergencies or severe global health crises, including effects on consumer spending, global supply chains, critical supply routes and the financial markets; our ability to deleverage on the anticipated time frame or at all, which could negatively impact our ability to satisfy the financial covenants in our Credit Agreement or other contractual arrangements; any inadequacy, interruption, integration failure or security failure with respect to our information technology; future intangible assets or goodwill impairment due to changes in our business, market conditions, or other factors, including the sale of the global Champion business, significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex international tax structure; our future financial performance; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

About HanesBrands
HanesBrands (NYSE: HBI) is a global leader in manufacturing basics and Innerwear brands that are synonymous with comfort, quality, and value, and have been trusted by consumers around the world for generations. Among the company’s iconic brands are Hanes, the leading basic apparel brand in the U.S.; Bonds, an Australian staple since 1915 that is setting new standards for design and innovation; Maidenform, America’s number one shapewear brand; and Bali, America’s number one national bra brand in the U.S. Hanesbrands owns the majority of its worldwide manufacturing facilities and has built a strong reputation for workplace quality and ethical business practices.

TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Quarters Ended			Nine Months Ended
	September 28, 2024	September 30, 2023	% Change	September 28, 2024	September 30, 2023	% Change
Net sales	$937,103	$961,294	(2.5)%	$2,710,709	$2,880,328	(5.9)%
Cost of sales	546,663	611,513		1,703,881	1,891,375
Gross profit	390,440	349,781	11.6%	1,006,828	988,953	1.8%
As a % of net sales	41.7%	36.4%		37.1%	34.3%
Selling, general and administrative expenses	287,442	268,751	7.0%	927,851	812,446	14.2%
As a % of net sales	30.7%	28.0%		34.2%	28.2%
Operating profit	102,998	81,030	27.1%	78,977	176,507	(55.3)%
As a % of net sales	11.0%	8.4%		2.9%	6.1%
Other expenses	9,505	9,079		29,519	31,056
Interest expense, net	48,606	56,648		149,511	160,586
Income (loss) from continuing operations before income taxes	44,887	15,303		(100,053)	(15,135)
Income tax expense	12,508	21,280		34,723	50,286
Income (loss) from continuing operations	32,379	(5,977)		(134,776)	(65,421)
Loss from discontinued operations, net of tax	(2,428)	(32,822)		(172,775)	(30,246)
Net income (loss)	$29,951	$(38,799)		$(307,551)	$(95,667)

Earnings (loss) per share - basic:
Continuing operations	$0.09	$(0.02)		$(0.38)	$(0.19)
Discontinued operations	(0.01)	(0.09)		(0.49)	(0.09)
Net income (loss)	$0.09	$(0.11)		$(0.87)	$(0.27)

Earnings (loss) per share - diluted:
Continuing operations	$0.09	$(0.02)		$(0.38)	$(0.19)
Discontinued operations	(0.01)	(0.09)		(0.49)	(0.09)
Net income (loss)	$0.08	$(0.11)		$(0.87)	$(0.27)

Weighted average shares outstanding:
Basic	352,107	350,667		351,891	350,534
Diluted	354,839	350,667		351,891	350,534

TABLE 2-A
HANESBRANDS INC.
Supplemental Financial Information
Impact of Foreign Currency
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of reported results on a constant currency basis for the quarter and nine months ended September 28, 2024 and a comparison to prior year:

	Quarter Ended September 28, 2024
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended September 30, 2023	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$937,103	$(7,270)	$944,373	$961,294	(2.5)%	(1.8)%
Gross profit	390,440	(1,556)	391,996	349,781	11.6	12.1
Operating profit	102,998	(134)	103,132	81,030	27.1	27.3
Diluted earnings (loss) per share from continuing operations[3]	$0.09	$0.00	$0.09	$(0.02)	550.0%	550.0%

As adjusted:[2]
Net sales	$937,103	$(7,270)	$944,373	$961,294	(2.5)%	(1.8)%
Gross profit	391,557	(1,556)	393,113	351,310	11.5	11.9
Operating profit	122,166	(134)	122,300	83,740	45.9	46.0
Diluted earnings (loss) per share from continuing operations[3]	$0.15	$0.00	$0.15	$(0.02)	850.0%	850.0%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the quarters ended September 28, 2024 and September 30, 2023 reflect adjustments for restructuring and other action-related charges. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Table 6-A.

3	Amounts may not be additive due to rounding.

	Nine Months Ended September 28, 2024
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Nine Months Ended September 30, 2023	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$2,710,709	$(37,828)	$2,748,537	$2,880,328	(5.9)%	(4.6)%
Gross profit	1,006,828	(19,908)	1,026,736	988,953	1.8	3.8
Operating profit	78,977	(6,820)	85,797	176,507	(55.3)	(51.4)
Diluted loss per share from continuing operations[3]	$(0.38)	$(0.01)	$(0.37)	$(0.19)	(100.0)%	(94.7)%

As adjusted:[2]
Net sales	$2,710,709	$(37,828)	$2,748,537	$2,880,328	(5.9)%	(4.6)%
Gross profit	1,096,769	(19,908)	1,116,677	992,234	10.5	12.5
Operating profit	302,369	(6,820)	309,189	198,921	52.0	55.4
Diluted earnings (loss) per share from continuing operations[3]	$0.25	$(0.01)	$0.26	$(0.11)	327.3%	336.4%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the nine months ended September 28, 2024 and September 30, 2023 reflect adjustments for restructuring and other action-related charges. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Table 6-A.

3	Amounts may not be additive due to rounding.

TABLE 2-B
HANESBRANDS INC.
Supplemental Financial Information
Organic Constant Currency
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of reported results on an organic constant currency basis for the quarter and nine months ended September 28, 2024 and a comparison to prior year:

	Quarter Ended September 28, 2024				Quarter Ended September 30, 2023
	As Reported	Impact from Foreign Currency[1]	Less U.S. Hosiery Divestiture[2]	Organic Constant Currency	As Reported	Less U.S. Hosiery Divestiture[2]	Organic	% Change, As Reported	% Change, Organic Constant Currency
Net sales	$937,103	$(7,270)	$—	$944,373	$961,294	$17,303	$943,991	(2.5)%	0.0%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2	The Company sold its U.S. Sheer Hosiery business on September 29, 2023.

	Nine Months Ended September 28, 2024				Nine Months Ended September 30, 2023
	As Reported	Impact from Foreign Currency[1]	Less U.S. Hosiery Divestiture[2]	Organic Constant Currency	As Reported	Less U.S. Hosiery Divestiture[2]	Organic	% Change, As Reported	% Change, Organic Constant Currency
Net sales	$2,710,709	$(37,828)	$—	$2,748,537	$2,880,328	$50,358	$2,829,970	(5.9)%	(2.9)%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2	The Company sold its U.S. Sheer Hosiery business on September 29, 2023.

TABLE 3
HANESBRANDS INC.
Supplemental Financial Information
By Business Segment
(in thousands)
(Unaudited)

	Quarters Ended			Nine Months Ended
	September 28, 2024	September 30, 2023	% Change	September 28, 2024	September 30, 2023	% Change
Segment net sales:
U.S.	$678,345	$684,990	(1.0)%	$1,962,390	$2,035,923	(3.6)%
International	259,146	255,784	1.3	747,234	776,529	(3.8)
Other	(388)	20,520	(101.9)	1,085	67,876	(98.4)
Total net sales	$937,103	$961,294	(2.5)%	$2,710,709	$2,880,328	(5.9)%

Segment operating profit:
U.S.	$149,637	$105,579	41.7%	$406,114	$297,340	36.6%
International	36,893	24,570	50.2	87,933	68,815	27.8
Other	(1,989)	342	(681.6)	(1,438)	130	(1,206.2)
General corporate expenses/other	(62,375)	(46,751)	33.4	(190,240)	(167,364)	13.7
Total operating profit before restructuring and other action-related charges	122,166	83,740	45.9	302,369	198,921	52.0
Restructuring and other action-related charges	(19,168)	(2,710)	607.3	(223,392)	(22,414)	896.7
Total operating profit	$102,998	$81,030	27.1%	$78,977	$176,507	(55.3)%

	Quarters Ended			Nine Months Ended
	September 28, 2024	September 30, 2023	Basis Points Change	September 28, 2024	September 30, 2023	Basis Points Change
Segment operating margin:
U.S.	22.1%	15.4%	665	20.7%	14.6%	609
International	14.2	9.6	463	11.8	8.9	291
Other	512.6	1.7	51,096	(132.5)	0.2	(13,273)
General corporate expenses/other	(6.7)	(4.9)	(179)	(7.0)	(5.8)	(121)
Total operating margin before restructuring and other action-related charges	13.0	8.7	433	11.2	6.9	425
Restructuring and other action-related charges	(2.0)	(0.3)	(176)	(8.2)	(0.8)	(746)
Total operating margin	11.0%	8.4%	256	2.9%	6.1%	(321)

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 28, 2024	December 30, 2023	September 30, 2023
Assets
Cash and cash equivalents	$317,301	$185,717	$172,787
Trade accounts receivable, net	505,614	451,052	572,744
Inventories	927,754	972,654	1,066,161
Other current assets	187,541	117,057	155,289
Current assets held for sale	401,492	549,735	628,775
Total current assets	2,339,702	2,276,215	2,595,756
Property, net	198,006	354,410	356,474
Right-of-use assets	255,799	281,898	279,417
Trademarks and other identifiable intangibles, net	954,945	959,851	928,425
Goodwill	667,468	664,805	650,263
Deferred tax assets	19,740	18,176	5,267
Other noncurrent assets	120,333	139,151	148,464
Noncurrent assets held for sale	905,605	945,808	949,222
Total assets	$5,461,598	$5,640,314	$5,913,288

Liabilities
Accounts payable	$684,838	$580,285	$628,765
Accrued liabilities	544,071	421,805	432,553
Lease liabilities	71,604	70,490	70,701
Accounts Receivable Securitization Facility	—	6,000	200,500
Current portion of long-term debt	59,000	59,000	59,000
Current liabilities held for sale	215,949	252,988	263,759
Total current liabilities	1,575,462	1,390,568	1,655,278
Long-term debt	3,211,248	3,235,640	3,310,256
Lease liabilities - noncurrent	231,262	239,686	234,149
Pension and postretirement benefits	89,385	103,456	107,129
Other noncurrent liabilities	104,356	123,918	201,859
Noncurrent liabilities held for sale	100,541	127,693	130,581
Total liabilities	5,312,254	5,220,961	5,639,252

Stockholders’ equity
Preferred stock	—	—	—
Common stock	3,518	3,501	3,500
Additional paid-in capital	371,966	353,367	348,837
Retained earnings	247,365	554,796	476,796
Accumulated other comprehensive loss	(473,505)	(492,311)	(555,097)
Total stockholders’ equity	149,344	419,353	274,036
Total liabilities and stockholders’ equity	$5,461,598	$5,640,314	$5,913,288

TABLE 5
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Quarters Ended		Nine Months Ended
	September 28, 2024(1)	September 30, 2023(1)	September 28, 2024(1)	September 30, 2023(1)
Operating Activities:
Net income (loss)	$29,951	$(38,799)	$(307,551)	$(95,667)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	18,528	20,543	58,506	56,246
Amortization of acquisition intangibles	1,924	4,133	10,127	12,478
Other amortization	1,997	3,458	8,195	9,856
Impairment of long-lived assets and goodwill	142	—	76,746	—
Inventory write-down charges (recoveries), net	(4,135)	—	113,528	—
Loss on extinguishment of debt	—	—	—	8,466
(Gain) loss on sale of business and classification of assets held for sale	(741)	(1,558)	50,330	3,641
Amortization of debt issuance costs and debt discount	2,543	2,338	7,648	6,577
Other	11,559	(2,853)	25,281	8,984
Changes in assets and liabilities:
Accounts receivable	(32,119)	(34,502)	(86,606)	12,169
Inventories	97,686	311,636	55,836	444,592
Other assets	(12,420)	15,784	(12,886)	(20,833)
Accounts payable	(48,972)	(164,440)	85,057	(125,411)
Accrued pension and postretirement benefits	(2,878)	1,241	(2,617)	4,181
Accrued liabilities and other	29,150	38,130	115,218	(37,935)
Net cash from operating activities	92,215	155,111	196,812	287,344
Investing Activities:
Capital expenditures	(4,088)	(2,220)	(32,179)	(35,790)
Proceeds from sales of assets	8,683	66	12,336	172
Proceeds from (payments for) disposition of business	(12,000)	1,300	(12,000)	1,300
Other	—	—	—	18,941
Net cash from investing activities	(7,405)	(854)	(31,843)	(15,377)
Financing Activities:
Borrowings on Term Loan Facilities	—	—	—	891,000
Repayments on Term Loan Facilities	—	(14,750)	(29,500)	(29,500)
Borrowings on Accounts Receivable Securitization Facility	630,500	677,500	1,611,000	1,728,500
Repayments on Accounts Receivable Securitization Facility	(630,500)	(626,000)	(1,617,000)	(1,737,500)
Borrowings on Revolving Loan Facilities	4,500	639,000	613,500	1,616,500
Repayments on Revolving Loan Facilities	(4,500)	(820,000)	(613,500)	(1,908,500)
Borrowings on Senior Notes	—	—	—	600,000
Repayments on Senior Notes	—	—	—	(1,436,884)
Payments to amend and refinance credit facilities	(33)	(268)	(712)	(28,503)
Other	(132)	(92)	(3,949)	(2,884)
Net cash from financing activities	(165)	(144,610)	(40,161)	(307,771)
Effect of changes in foreign exchange rates on cash	9,565	(10,388)	(3,398)	(11,518)
Change in cash and cash equivalents	94,210	(741)	121,410	(47,322)
Cash and cash equivalents at beginning of period	232,701	191,832	205,501	238,413
Cash and cash equivalents at end of period	$326,911	$191,091	$326,911	$191,091

Balances included in the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$317,301	$172,787	$317,301	$172,787
Cash and cash equivalents included in current assets held for sale	9,610	18,304	9,610	18,304
Cash and cash equivalents at end of period	$326,911	$191,091	$326,911	$191,091

1	The cash flows related to discontinued operations have not been segregated and remain included in the major classes of assets and liabilities. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

TABLE 6-A
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of results from continuing operations as reported under GAAP to the results from continuing operations as adjusted for the quarter and nine months ended September 28, 2024 and a comparison to prior year. The Company has chosen to present the following non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating continuing operations absent the effect of restructuring and other actions that are deemed to be material stand-alone initiatives apart from the Company’s core operations. While these costs are not expected to continue for any individual transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

Restructuring and other action-related charges in 2024 and 2023 include the following:

Supply chain restructuring and consolidation
In 2024, represents charges as a result of the sale of the global Champion business, which was completed subsequent to the Company’s third quarter on September 30, 2024, and the completed exit of the U.S.-based outlet store business in July 2024 related to significant restructuring and consolidation efforts within the Company’s supply chain network, both manufacturing and distribution, to align the Company’s network to its continuing operations to drive stronger operating performance and margin expansion. In 2023, represents charges related to supply chain segmentation to restructure and position the Company’s distribution and manufacturing network to align with its demand trends, simplify operations and improve efficiencies.

Corporate asset impairment charges
Primarily represents charges related to a contract terminated in the second quarter of 2024 and impairment of the Company’s headquarters location that was classified as held for sale in the second quarter of 2024.

Headcount actions and related severance	Represents charges related to operating model initiatives primarily headcount actions and related severance charges and adjustments related to restructuring activities.
Professional services	Represents professional fees, primarily including consulting and advisory services, related to restructuring activities.
Technology	Represents technology charges related to the implementation of the Company’s technology modernization initiative which includes a global enterprise resource planning platform.
Gain/loss on sale of business and classification of assets held for sale	Represents the gain/loss associated with the sale of the Company’s U.S. Sheer Hosiery business and adjustments to the related valuation allowance prior to the sale on September 29, 2023, primarily from the changes in carrying value due to changes in working capital.
Loss on extinguishment of debt	Represents charges related to the redemption of the Company’s 4.625% Senior Notes and 3.5% Senior Notes in the first quarter of 2023.
Gain on final settlement of cross currency swap contracts	Primarily represents the remaining gain related to cross-currency swap contracts previously designated as cash flow hedges in accumulated other comprehensive loss which was released into earnings as the Company unwound the cross-currency swap contracts in connection with the redemption of the 3.5% Senior Notes at the time of settlement in the first quarter of 2023.
Discrete tax benefit	Represents an adjustment to non-cash reserves established at December 31, 2022 related to deferred taxes established for Swiss statutory impairments, which are not indicative of the Company’s core business operations.
Tax effect on actions	Represents the applicable effective tax rate on the restructuring and other action-related charges based on the jurisdiction of where the charges were incurred.

	Quarters Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Gross profit, as reported under GAAP	$390,440	$349,781	$1,006,828	$988,953
As a % of net sales	41.7%	36.4%	37.1%	34.3%
Restructuring and other action-related charges:
Supply chain restructuring and consolidation	1,117	660	79,510	2,412
Corporate asset impairment charges	—	—	10,395	—
Headcount actions and related severance	—	869	36	869
Gross profit, as adjusted	$391,557	$351,310	$1,096,769	$992,234
As a % of net sales	41.8%	36.5%	40.5%	34.4%

	Quarters Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Selling, general and administrative expenses, as reported under GAAP	$287,442	$268,751	$927,851	$812,446
As a % of net sales	30.7%	28.0%	34.2%	28.2%
Restructuring and other action-related charges:
Supply chain restructuring and consolidation	(9,593)	—	(90,114)	—
Corporate asset impairment charges	—	—	(9,712)	—
Headcount actions and related severance	1,245	(1,662)	(17,817)	(3,551)
Professional services	(7,843)	(165)	(11,877)	(3,813)
Technology	(428)	(588)	(827)	(7,690)
Gain (loss) on sale of business and classification of assets held for sale	—	1,558	—	(3,641)
Other	(1,432)	(324)	(3,104)	(438)
Selling, general and administrative expenses, as adjusted	$269,391	$267,570	$794,400	$793,313
As a % of net sales	28.7%	27.8%	29.3%	27.5%

	Quarters Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Operating profit, as reported under GAAP	$102,998	$81,030	$78,977	$176,507
As a % of net sales	11.0%	8.4%	2.9%	6.1%
Restructuring and other action-related charges:
Supply chain restructuring and consolidation	10,710	660	169,624	2,412
Corporate asset impairment charges	—	—	20,107	—
Headcount actions and related severance	(1,245)	2,531	17,853	4,420
Professional services	7,843	165	11,877	3,813
Technology	428	588	827	7,690
(Gain) loss on sale of business and classification of assets held for sale	—	(1,558)	—	3,641
Other	1,432	324	3,104	438
Operating profit, as adjusted	$122,166	$83,740	$302,369	$198,921
As a % of net sales	13.0%	8.7%	11.2%	6.9%

	Quarters Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Interest expense, net and other expenses, as reported under GAAP	$58,111	$65,727	$179,030	$191,642
Restructuring and other action-related charges:
Loss on extinguishment of debt	—	—	—	(8,466)
Gain on final settlement of cross currency swaps	—	—	—	1,370
Interest expense, net and other expenses, as adjusted	$58,111	$65,727	$179,030	$184,546

	Quarters Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Income (loss) from continuing operations before income taxes, as reported under GAAP	$44,887	$15,303	$(100,053)	$(15,135)
Restructuring and other action-related charges:
Supply chain restructuring and consolidation	10,710	660	169,624	2,412
Corporate asset impairment charges	—	—	20,107	—
Headcount actions and related severance	(1,245)	2,531	17,853	4,420
Professional services	7,843	165	11,877	3,813
Technology	428	588	827	7,690
(Gain) loss on sale of business and classification of assets held for sale	—	(1,558)	—	3,641
Other	1,432	324	3,104	438
Loss on extinguishment of debt	—	—	—	8,466
Gain on final settlement of cross currency swaps	—	—	—	(1,370)
Income from continuing operations before income taxes, as adjusted	$64,055	$18,013	$123,339	$14,375

	Quarters Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Income tax expense, as reported under GAAP	$12,508	$21,280	$34,723	$50,286
Restructuring and other action-related charges:
Discrete tax benefit	—	4,263	—	4,263
Tax effect on actions	—	—	—	—
Total included in income tax (expense) benefit	—	4,263	—	4,263
Income tax expense, as adjusted	$12,508	$25,543	$34,723	$54,549

	Quarters Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Income (loss) from continuing operations, as reported under GAAP	$32,379	$(5,977)	$(134,776)	$(65,421)
Restructuring and other action-related charges:
Supply chain restructuring and consolidation	10,710	660	169,624	2,412
Corporate asset impairment charges	—	—	20,107	—
Headcount actions and related severance	(1,245)	2,531	17,853	4,420
Professional services	7,843	165	11,877	3,813
Technology	428	588	827	7,690
(Gain) loss on sale of business and classification of assets held for sale	—	(1,558)	—	3,641
Other	1,432	324	3,104	438
Loss on extinguishment of debt	—	—	—	8,466
Gain on final settlement of cross currency swaps	—	—	—	(1,370)
Discrete tax benefit	—	(4,263)	—	(4,263)
Tax effect on actions	—	—	—	—
Income (loss) from continuing operations, as adjusted	$51,547	$(7,530)	$88,616	$(40,174)

	Quarters Ended[1]		Nine Months Ended[1]
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Diluted earnings (loss) per share from continuing operations, as reported under GAAP	$0.09	$(0.02)	$(0.38)	$(0.19)
Restructuring and other action-related charges:
Supply chain restructuring and consolidation	0.03	0.00	0.48	0.01
Corporate asset impairment charges	—	—	0.06	—
Headcount actions and related severance	0.00	0.01	0.05	0.01
Professional services	0.02	0.00	0.03	0.01
Technology	0.00	0.00	0.00	0.02
(Gain) loss on sale of business and classification of assets held for sale	—	0.00	—	0.01
Other	0.00	0.00	0.01	0.00
Loss on extinguishment of debt	—	—	—	0.02
Gain on final settlement of cross currency swaps	—	—	—	0.00
Discrete tax benefit	—	(0.01)	—	(0.01)
Tax effect on actions	—	—	—	—
Diluted earnings (loss) per share from continuing operations, as adjusted	$0.15	$(0.02)	$0.25	$(0.11)

1	Amounts may not be additive due to rounding.

TABLE 6-B
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Last Twelve Months
	September 28, 2024	September 30, 2023
Leverage Ratio:

EBITDA[1]:
Loss from continuing operations	$(33,586)	$(540,019)
Interest expense, net	203,218	199,947
Income tax expense (benefit)	(29,473)	498,712
Depreciation and amortization	85,131	81,867
Total EBITDA	225,290	240,507
Total restructuring and other action-related charges (excluding tax effect on actions)[2]	223,777	49,571
Other net losses, charges and expenses[3]	97,422	104,477
Total EBITDA from discontinued operations, as adjusted[4]	146,449	185,923
Total EBITDA, as adjusted	$692,938	$580,478

Net debt:
Debt (current and long-term debt and Accounts Receivable Securitization Facility excluding long-term debt issuance costs and debt discount of $31,002 and $36,744, respectively)	$3,301,250	$3,606,500
(Less) debt related to an unrestricted subsidiary[5]	—	(200,500)
Other debt and cash adjustments[6]	3,659	3,992
(Less) Cash and cash equivalents of continuing operations	(317,301)	(172,787)
(Less) Cash and cash equivalents of discontinued operations	(9,610)	(18,304)
Net debt	$2,977,998	$3,218,901

Debt/Loss from continuing operations[7]	(98.3)	(6.7)

Net debt/EBITDA, as adjusted[8]	4.3	5.5

1	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.
2
The last twelve months ended September 28, 2024 includes $168 million of supply chain restructuring and consolidation charges, $20 million of corporate asset impairment charges, $19 million of headcount actions and related severance charges, $12 million of professional services, $3 million related to other restructuring and other action-related charges and $2 million of technology charges. The last twelve months ended September 30, 2023 includes $13 million of headcount actions and related severance charges, $10 million of technology charges, $8 million of a loss on extinguishment of debt, $7 million of professional services, $7 million of a loss on sale of business and classification of assets held for sale, $5 million of supply chain restructuring and consolidation charges, $1 million related to other restructuring and other action-related charges and $(1) million of a gain on the final settlement of cross currency swap contracts. The items included in restructuring and other action-related charges are described in more detail in Table 6-A.

3
Represents other net losses, charges and expenses that can be excluded from the Company’s leverage ratio as defined under its Fifth Amended and Restated Credit Agreement, dated November 19, 2021, as amended. The last twelve months ended September 28, 2024, primarily includes $54 million of excess and obsolete inventory write-offs, $18 million in other compensation related items primarily stock compensation expense, $16 million of pension non-cash expense, $14 million in charges related to sales incentive amortization, $11 million of non-cash cloud computing expense, $(4) million of net unrealized gains due to hedging activities, $(6) million of recovery of bad debt expense and a $(6) million adjustment for interest expense on debt and amortization of debt issuance costs related to an unrestricted subsidiary. The last twelve months ended September 30, 2023, primarily includes $35 million of excess and obsolete inventory write-offs, $20 million in other compensation related items primarily stock compensation expense, $17 million of pension non-cash expense, $12 million in charges related to sales incentive amortization, $7 million of bad debt expense, $6 million in charges related to the ransomware attack and extraordinary events, $6 million of non-cash cloud computing expense, $3 million in charges related to unrealized losses due to hedging and a $(2) million adjustment for interest expense on debt and amortization of debt issuance costs related to an unrestricted subsidiary.

4	Represents Total EBITDA from discontinued operations, as adjusted for all items that can be excluded from the Company’s leverage ratio as defined under its Fifth Amended and Restated Credit Agreement, dated November 19, 2021, as amended.
5	Represents amounts outstanding under an existing accounts receivable securitization facility entered into by an unrestricted subsidiary of the Company.
6	Includes drawn and undrawn letters of credit, financing leases and cash balances in certain geographies.
7	Represents Debt divided by Loss from continuing operations, which is the most comparable GAAP financial measure to Net debt/EBITDA, as adjusted.
8
Represents the Company’s leverage ratio defined as Consolidated Net Total Leverage Ratio under its Fifth Amended and Restated Credit Agreement, dated November 19, 2021, as amended, which excludes other net losses, charges and expenses in addition to restructuring and other action-related charges.

	Quarters Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Free cash flow[1]:
Net cash from operating activities	$92,215	$155,111	$196,812	$287,344
Capital expenditures	(4,088)	(2,220)	(32,179)	(35,790)
Free cash flow	$88,127	$152,891	$164,633	$251,554

1	Free cash flow includes the results from continuing and discontinued operations for all periods presented.

TABLE 7
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of GAAP Outlook to Adjusted Outlook
(in thousands, except per share data)
(Unaudited)

	Quarter Ended	Year Ended
	December 28, 2024	December 28, 2024
Operating profit outlook, as calculated under GAAP	$95,000	$174,000
Restructuring and other action-related charges outlook	20,000	243,000
Operating profit outlook, as adjusted	$115,000	$417,000

Other expenses outlook, as calculated under GAAP	$24,000	$53,000
Restructuring and other action-related charges outlook	10,000	10,000
Other expenses outlook, as adjusted	$14,000	$43,000

Diluted earnings (loss) per share from continuing operations outlook, as calculated under GAAP[1]	$0.06	$(0.32)
Restructuring and other action-related charges outlook	0.08	0.71
Diluted earnings per share from continuing operations outlook, as adjusted	$0.14	$0.39

Cash flow from operations outlook, as calculated under GAAP		$250,000
Capital expenditures outlook		40,000
Free cash flow outlook		$210,000

1
The Company expects approximately 357 million diluted weighted average shares outstanding for the quarter ended December 28, 2024 and approximately 355 million diluted weighted average shares outstanding for the year ended December 28, 2024.

The Company is unable to reconcile projections of financial performance beyond 2024 without unreasonable efforts, because the Company cannot predict, with a reasonable degree of certainty, the type and extent of certain items that would be expected to impact these figures in 2024 and beyond, such as net sales, operating profit, tax rates and action related charges.